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                          CERTIFICATE OF INCORPORATION

                                       OF

                       TUPPER LAKE PLASTICS, INCORPORATED

                Under Section 402 of the Business Corporation Law


     The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:

     FIRST: The name of the corporation is


                       TUPPER LAKE PLASTICS, INCORPORATED


Hereinafter sometimes called "the corporation."

     SECOND: The purpose of which it is formed is as follows:

     The purpose for which this corporation is organized is to engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

     For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

     THIRD: The office of the corporation in the State of New York is to be located in the County of Franklin.

     FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 1,000 shares at no par value.

     FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is 110 Demars Boulevard, Tupper Lake, New York 12986.


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     IN WITNESS WHEREOF, I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 30th day of August 1989.



Incorporator:                                  S/Linda Pellitier
                                               -----------------

Address:                                       Linda Pellitier
                                               283 Washington Avenue
                                               Albany, New York 12206







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